MusclePharm Corporation

Financial Disclosure Committee Charter

This Financial Disclosure Committee Charter (the “Charter”) has been adopted by the Chief Executive Officer of MusclePharm Corporation (the “Company”) and initially ratified by the Board of Directors. The Financial Disclosure Committee (the “Committee”) shall review and reassess this Charter as needed and recommend any proposed changes to the Chief Executive Officer and the Audit Committee for approval.

I. Purpose.

It is the Company’s policy that all disclosures made by the Company to its security holders or the investment community should be accurate and complete and fairly present the Company’s financial condition and results of operations in all material respects, and should be made on a timely basis as required by applicable laws and stock exchange requirements.

II. Responsibility.

The Committee shall assist the Chief Executive Officer and Chief Financial Officer (together, the “Senior Officers”) in fulfilling their responsibility for oversight of the accuracy and timeliness of the disclosures made by the Company by being responsible for the following tasks, in each case subject to the supervision and oversight of the Chief Executive Officer:

• Design and establish controls and other procedures (which may include procedures currently used by the Company) to ensure that (1) information required by the Company to be disclosed to the Securities and Exchange Commission (“SEC”) and other written information that the Company will disclose to the investment community is recorded, processed, summarized and reported accurately and on a timely basis and (2) information is accumulated and communicated to management, including the Senior Officers, as appropriate to allow timely decisions regarding such required disclosure, including internal controls and procedures for financial reporting (“Disclosure Controls and Procedures”).

• Monitor the integrity and effectiveness of the Company’s Disclosure Controls and Procedures.

• Review and supervise the preparation of the Company’s (i) periodic and current reports, proxy statements, information statements, registration statements and any other information filed with the SEC, (ii) press releases containing financial information, earnings guidance, information about material acquisitions or dispositions or other information material to the Company’s security holders, (iii) correspondence broadly disseminated to stockholders and all presentations to analysts and the investment community and (iv) presentations to rating agencies and lenders (collectively, the “Disclosure Statements”) and review disclosure policies for the Company’s corporate or investor relations website(s).

• Evaluate the effectiveness of the Company’s Disclosure Controls and Procedures as of the end of the period prior to the filing of the Company’s Annual Report on Form 10-K and each Quarterly Report on Form 10-Q (collectively, the “periodic reports”).

• Discuss with the Senior Officers all relevant information with respect to the Committee’s proceedings, the preparation of the Disclosure Statements and the Committee’s evaluation of the effectiveness of the Company’s Disclosure Controls and Procedures.

• Provide a certification to the Senior Officers prior to the filing with the SEC of each periodic report as to (i) the Committee’s compliance with its policies and procedures and proper performance of the responsibilities that have been assigned to it and (ii) the Committee’s conclusions resulting from its evaluation of the effectiveness of the Disclosure Controls and Procedures.

In discharging its duties, the Committee shall have full access to all Company books, records, facilities, and personnel, including its internal auditors and the Audit Committee of the Board of Directors.

III. Organization.

The membership of the Committee shall consist of the following:

1.	Chairman of the Audit Committee
2.	Chief Operating Officer
3.	Internal Auditor
4.	Chief Financial Officer
5.	General Counsel
6.	Controller

Such members may be replaced, or new members added, at any time and from time to time by the Chief Executive Officer.

Notwithstanding the foregoing, the Chief Executive Officer at its option may at any time assume any or all of the responsibilities of the Disclosure Committee identified in this Charter, including, for example, approving Disclosure Statements when time does not permit the full Committee to meet.

The Committee may designate and delegate its authority to two or more officers, at least one of whom shall be an attorney knowledgeable about SEC rules and regulations with respect to disclosure and at least one of whom shall be knowledgeable about financial reporting, who can, acting together, approve Disclosure Statements (other than periodic reports) when time does not permit the full Committee to meet. Harvey Kesner and Edward Schauder of Sichenzia Ross Friedman Ference LLP shall act as legal counsel to the Committee.

One member of the Committee shall be appointed by the Chief Executive Officer as the Chairman of the Committee. The Chairman shall be responsible for scheduling and presiding over meetings and preparing agendas. The Chairman may delegate any of his responsibilities from time to time and has the authority to empower members of the Committee and other employees or representatives of the Company (including its outside legal counsel and independent auditors) to act in furtherance of establishing and maintaining the appropriate Disclosure Controls and Procedures for the Company. Any question of interpretation of this charter or the Committee’s procedures shall be determined by the Chief Executive Officer or, in his or her absence from any meeting, the Chairman.

From time to time, as appropriate, the Committee shall meet with the Chief Executive Officer and submit for his or her approval Disclosure Controls and Procedures, including policies and procedures of this Committee, as well as policies and procedures to test the effectiveness of the Disclosure Controls and Procedures.

The Committee shall meet as frequently as circumstances dictate to (i) ensure the accuracy and completeness of the Disclosure Statements and (ii) evaluate the Disclosure Controls and Procedures and determine whether any changes to the Disclosure Controls and Procedures are necessary or advisable in connection with the preparation of the Company’s upcoming periodic reports or other Disclosure Statements, taking into account developments since the most recent meeting, including changes in the Company’s organization and business lines and any change in economic or industry conditions.

To the extent applicable, the Committee should consider the items set forth in a written agenda for each meeting. The Committee may also keep written minutes of the conduct of its meetings, as it deems necessary and appropriate under the circumstances.

IV. Other Responsibilities.

The Committee shall also have such other responsibilities as the Chief Executive Officer may assign to it from time to time.